                                                                   Exhibit 10.54

                                    EXHIBIT B


                            COLE NATIONAL CORPORATION

                    Nonqualified Stock Option Agreement No. 1
                    -----------------------------------------



                  This Nonqualified Stock Option Agreement No. 1 (this "AGREEMENT") is entered into between the individual optionee named on the signature page hereof (the "OPTIONEE") and Cole National Corporation, a Delaware corporation (the "COMPANY"), as of the Grant Date. Certain capitalized terms used herein are defined in Paragraph 8.

                  WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "BOARD") has authorized a grant of stock options on the terms hereof to the Optionee;

                  WHEREAS, the Optionee and the Company have entered into an employment agreement (the "EMPLOYMENT AGREEMENT") as of January 18, 2000 (the "EFFECTIVE DATE"); and

                  NOW, THEREFORE, the Company hereby grants to the Optionee options (the "OPTIONS") to purchase the number of shares of common stock ("COMMON STOCK"), par value $.001 per share, of the Company's Common Stock shown as the Original Award on Attachment I hereto; and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions hereinafter set forth.

                  1.       EXERCISE.

                           (a) Except as otherwise provided herein, fifty
percent (50%) of the Options will become exercisable (until terminated as hereinafter provided) on the first anniversary of the Effective Date, and the remaining fifty percent (50%) of the Options will become exercisable (until terminated as hereinafter provided) on the second anniversary of the Effective Date.

                           (b) If, on or prior to the first anniversary of the
Effective Date, a Change in Control occurs and Grantee's employment is terminated by the Company without cause or by the Grantee with Good Reason, fifty percent (50%) of the Options will become exercisable (until terminated as hereinafter provided) on the date Grantee's employment terminates, and all remaining Unvested Options will be forfeited and cancelled.

                           (c) If, after the first anniversary of the Effective
Date and prior to the second anniversary of the Effective Date, either (i) Grantee's employment is terminated by the Company without cause or (ii) a Change in Control occurs, and Grantee terminates employment with Good Reason, all Options not then exercisable will become exercisable (until terminated as hereinafter provided) on the date Grantee's employment terminates.

                           (d) If, for any period of 20 consecutive trading days
commencing after the first anniversary of the Effective Date and ending on or prior to the second anniversary of the Effective Date, the closing stock trading price of the Common Stock on the New York Stock Exchange equals or exceeds $25.00 per share, and Optionee's employment has not terminated, all Options not then exercisable will become exercisable (until terminated as hereinafter provided) as of the close of business of the last trading day in such 20 day period.

                           (e) To the extent exercisable, the Options may be
exercised in whole or in part from time to time.

                           (f) If the Optionee's employment is terminated for
Cause, all remaining Unvested Options will be forfeited and cancelled.

                           (g) Any exercise of the Options must be made in
writing by the Optionee delivered to the Secretary of the Company.

                  2. EXERCISE PRICE AND PAYMENT.

                           (a) The Options will be exercisable for Vested Shares
at the Exercise Price shown on Attachment I hereto.

                           (b) The Exercise Price for any shares may be paid in
cash or by check.

                  3. TERMINATION. The Options will terminate and all Unvested and Vested Options then outstanding will be forfeited on the earliest of the following dates:

                           (a) Immediately if the Executive voluntarily resigns
(other than with Good Reason as provided below); or

                           (b) one year after the date on which the Optionee
ceases to be an employee of the Company or a Subsidiary by reason of death or Disability; or

                           (c) one year after termination of employment by the
Company for any reason other than Cause, or after termination of employment by the Optionee with Good Reason ; or

                           (d) Immediately (i) upon the Optionee accepting
employment with a Competitor without the prior written approval of the Company's Chief Executive Officer or (ii) upon a material breach by the Optionee of any applicable agreement with the Company relating to non-competition, non-solicitation or maintaining of Company confidences;

                           (e) thirty days after the Optionee is terminated by
the Company for Cause; or

                           (f) Ten years from the Grant Date.

                  4. TRANSFERABILITY. Unless otherwise approved by the Compensation Committee in its sole and absolute discretion following a request from the Optionee or the Optionee's guardian or legal representative, the Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution. If another type of transfer is approved by the Compensation Committee, a transfer will only be effective when the transferee of the Options enters into an agreement with the Company (in form and substance acceptable to the Company) agreeing to be bound by the provisions of this Agreement as if such transferee were the Optionee. If exercised during the lifetime of the Optionee, the Options are exercisable only by the Optionee or by the Optionee's guardian or legal representative, or by an transferee authorized as provided in this Paragraph. At the reasonable request of Grantee, the Company shall cooperate with Grantee to permit transfers to family members or trusts controlled by Grantee or members of his immediate family to facilitate estate planning. Any transferee must agree to be bound by the terms and conditions of this Agreement in a writing in form and substance reasonably acceptable to the Company.

                  5. SECURITIES LAWS. The Options are not exercisable if such exercise would involve a violation of any applicable federal, state or other securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. The Options are not exercisable unless under said laws at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, or are registered in accordance with such laws.

                  6. ADJUSTMENTS.

                           (a) The Board of Directors or the Compensation
Committee shall make such adjustment in the option price and in the number or kind of shares of Common Stock or other securities covered by the Options as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, split-off, spin-out, split up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights to purchase securities, or (iii) any distribution to the holders of the Common Stock of rights or warrant to purchase equity interests of the Company, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors or the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Options such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

                           (b) In the event that any provision of this Agreement
would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated will be reduced or increased to the nearest whole number (rounding 0.50 up), with the effect of any such rounding deemed to attach to the last group of shares to be so calculated (with calculations to be conducted in alphabetical or numerical order, as applicable).

                  7. WITHHOLDING. If the Company is required to withhold any federal, state, local or foreign tax in connection with the exercise of the Options, it will be a condition to such exercise that the Optionee make provision satisfactory to the Company for payment of all such taxes.

                  8. DEFINITIONS. The terms "CAUSE," "CHANGE IN CONTROL," "GOOD REASON" and "SUBSIDIARY" shall have the meaning provided in the Employment Agreement and the following capitalized terms have meanings as set forth below.

                           (a) "COMPETITOR" means any Person that competes with
any then-existing business of the Company or any Subsidiary.

                           (b) "EXERCISE PRICE" means the exercise price per
share indicated as the Exercise Price per share on Attachment I hereto.

                           (c) "GRANT DATE" means the date so indicated on
Attachment I hereto.

                           (d) "ORIGINAL AWARD" means the number of shares of
Common Stock indicated as the Original Award on Attachment I hereto.

                           (e) "PERSON" means any corporation, partnership,
limited liability company, association, firm, other entity or individual(s).

                           (f) "UNVESTED SHARES" means, as of any given time,
those shares of Common Stock relating to the Options that are not, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of the Options.

                           (g) "VESTED SHARES" means, as of any given time,
those shares of Common Stock relating to the Options that are, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of the Options.

         9. ACKNOWLEDGMENT. The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Options granted hereunder.

         EXECUTED at Cleveland, Ohio as of the date first set forth above.



                                       COLE NATIONAL CORPORATION

                                       By: /s/ Jeffrey A. Cole
                                           -----------------------------------
                                           Name:  Jeffrey A. Cole
                                           Title: Chairman, CEO
                                           -----------------------------------


                                       /s/ Larry Pollock
                                       --------------------------------------
                                       OPTIONEE - Larry Pollock

            Attachment I to Nonqualified Stock Option Agreement No. 1





         Name of Optionee:          Larry Pollock

         Name of Employer:          Cole National Corporation

         Position:                  President, Chief Operating Officer and
                                    Member Board of Directors

         Number of Shares
         in the Original Award:     262,500

         Grant Date:                January  18, 2000

         Exercise Price per Share:  $10.00